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                                                                   EXHIBIT 10.20





Translation from Japanese







                                Lease Agreement
                             MK Kojimachi Building

        [Notes handwritten in English on original document have not been included in the translation--Translator's note.]




                            Lessor: Manrikiya Corp.
                    Renting Party: Argonaut Technologies KK


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                                Lease Agreement

Lessor Manrikiya Corp. (hereafter referred to as "Party A") and renting party Argonaut Technologies KK (herefter referred to as "Party B") have reached a lease agreement (hereafter referred to as "this Agreement") as follows.

Article 1  Leased Building

A leases to Party B the following building (hereafter referred to as this Building) and Party B rents it.


                                      Note:

Name:          MK Kojimachi Building
Address:       4-2-1 Kojimachi, Chiyoda-ku, Tokyo
Structure:     Steel structure, part steel framed reinforced concrete structure, two floors below ground, 10 floors above ground

Number of floors, area:   5 floors, 161,229 m2 (48.77 tsubo
                          [Japanese unit of measure])

Article 2  Lease Agreement Period

The lease agreement period will be from October 1, 1997 to September 30, 1999. However, if Party A or Party B does not express the intent to refuse a renewal or express the intent to change the conditions to the other party in writing by six months before the period ends, this Agreement will be renewed for another two years. The same holds true thereafter.

Article 3  Purpose of Use

B must not use this Building for any purpose other than as Party B's office.

Article 4  Rental Fee, etc.

(1) The monthly rental fee will be 804,705 yen, and the consumption tax will be 40,235 yen. The monthly maintenance fee will be 170,695, and the consumption tax will be 8,535 yen. Party B will make a bank transfer to a bank account specified by Party A by the 25th of each month for the next month's payment that includes the rental fee, maintenance fee, and their corresponding consumption tax amounts. Note that when the calculation period is not a full month, the amount will be pro-rated on a daily basis.




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(2) In addition to the lease fee and maintenance fee, Party B will bear the actual expense of things such as electrical expenses and cleaning expenses for the rented rooms, and will make payments to Party A using the same payment date and payment method as noted in the previous item.

Article 5  Changes in Rental Fee, etc.

When the lease fee and maintenance fee have become unsuitable due to fluctuations in the price of commodities, fluctuations in fees in the rental market, changes in economic conditions, increases in public charges, etc., or when compared to similar examples, these fees can be changed by discussion between Party A and Party B at the end of the lease period.

Article 6  Deposit

(1) Party B will deposit with Party A at the time the agreement is reached a deposit amount of 9,656,460 yen. Note that the deposit is non-interest bearing.

(2) When this Agreement ends due to cancellation or some other reason, after Party B has fulfilled all of its obligations to Party A, Party A will directly return to Party B the remaining amount of the deposit after vacating this Building.

Article 7  Deposit Offset, etc.

(1) When Party B delays payment of the rental fee or neglects some other part of the execution obligations of this Agreement, Party A can appropriate the deposit for this without having to give any warning. Note that Party B cannot claim to offset the rental fee or any other obligation using the deposit during this Agreement.

(2) In the case of the previous item, within seven days of the date it received notification of appropriation from Party A, Party B must compensate the insufficient portion of the deposit.


Article 8  Prohibition of Deposit Transfer, etc.

B cannot perform transfer, pledge, or any other disposition of the right to request return of deposit based on this Agreement.

Article 9  Prohibited Items

B must not carry out any of the actions listed below.




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(1) Transfer or sublease the lease rights based on this Agreement to a third party without consent from Party A.

(2) Have a third party reside together [with Party B] in the building, or show a party other than Party B as the named resident.

(3) Carry out actions that are dangerous, unsanitary, or otherwise cause problems for the neighborhood, actions that would cause damage or pose a risk to the building.

Article 10  Compensation Liability

(1) When Party B, its agent, or user, etc. causes damage to Party A by intention or neglect, Party B must pay compensatory damages for this.

(2) When Party B, its agent, or user, etc. cause damage to a third party by intention or neglect, Party B carries full responsibility for handling the issue, and will not place any burden on Party A.

(3) Party A will not bear any responsibility for damages to Party B due to fire, earthquake, flooding, or theft, etc. However, this is not true if damage was caused due to the intent or neglect of Party A, its agent or user.

Article 11  Changes to the Original State

When Party B tries to change the appearance of this Building, newly establish accessory equipment, or otherwise change the original state, Party B must obtain advance approval from Party A and perform construction according to Party A's instructions, and Party B will bear the expense of the changes.

Article 12  Repairs

(1) Party A is obligated to perform repairs necessary to maintain the main body of this Building (roof, outer walls, structural walls) and accessory equipment installed by Party A.

(2) As a rule, Party B will perform and bear the expenses for repairs and painting, etc. of rented rooms for items other than those determined in the previous item.

(3) When a location that requires repair within a rented room, regardless of whether or not Party B is responsible for the expenses for the repair, Party B must notify Party A of this without




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delay, and even when the repair is Party B's responsibility, Party B must obtain advance approval from Party A and perform repairs according to Party A's instructions.

Article 13  Facilities Inspections

A, its agent, or user can enter this Building and perform appropriate measures with advance notification to Party B when necessary to perform inspections, repairs, fire prevention, or theft prevention, etc. for various fittings and various equipment of the building. Note that when it is not possible for Party A to notify Party B in advance in cases of emergency, Party A will report to Party B as soon as possible after the event.

Article 14  Right to Request Purchase of Fittings, etc.

When Party B vacates this Building, Party B cannot make any claims for compensation for expenses required to be spent for various fittings and equipment within this Building or for beneficial expenses, or for expenses incurred for having the user removed or compensation for removal, regardless of the reason or pretext. Also, Party B cannot make a claim to Party A for purchase of various fittings and equipment that Party B installed in this Building at its own expense.

Article 15  Preliminary Warning of Cancellation During the Lease Period

If either party Party A or Party B desires to cancel this Agreement during the lease agreement, that party must express its intent to the other party in writing six months in advance. Note that Party B can cancel the agreement immediately by paying an amount equivalent to six months of rental fees and maintenance fees.

Article 16  Cancellation Due to Agreement Violations, etc.

When any of the following numbered items applies to Party B, Party A can cancel this Agreement without having to give any kind of warning. In this case, when Party A has suffered damages, it can make a claim to Party B for compensation for those damages. Also, Party B loses the benefit of time for all obligations it has in relation to Party A.

(1) When there has been a delay of a total of two or more times for all or part of the payment of the rental fee or the maintenance fee.

(2) When execution of seizure, provisional attachment, or provisional disposition has been received, or when there is a claim of liquidation, corporate reorganization, composition,




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bankruptcy, or special liquidation, or when disposition for nonpayment of a bill or check or disposition for stopping of a bank transaction has been received.

(3) When there has been an action that clearly violates this Agreement.

Article 17  Restoration to Original State, etc.

When this Agreement ends, Party B will follow the following provisions when it vacates this Building.

(1) At the time that this Agreement ends, Party B will remove (at its own expense) fittings and other equipment installed in this Building by Party B as well as belongings of Party B, will repair at its own expense damaged locations in this Building and accessory equipment, and will vacate this Building for transfer to Party A having returned this Building to its original state. In this case, if Party B does not take measures to restore the building to its original state without delay, Party A can perform these measures at the expense of Party B.

(2) When there were instructions by Party A regarding property of Party A installed by Party A at the request of Party B, Party B will remove this at its own expense, and will transfer it to Party A.

(3) When property of Party B remains within this Building after Party B has vacated this Building, this will be considered to mean that Party B has relinquished property rights, and Party A can dispose of this property as it sees fit.

(4) When Party B does not vacate this Building after this Agreement has ended, Party B must pay to Party A compensation money in an amount equivalent to double the rent for the period from the day after the agreement ended until vacancy is complete.

Article 18  Consumption Tax

For this Agreement and agreements incidental to this Agreement, of all the money received by Party A from Party B such as the rental fee, for the items that are subject to consumption tax taxation, Party A will make a request to Party B for an amount that includes the consumption tax amount, and Party B will be responsible for that amount.

Article 19  Method of Consent




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All items for which Party B requires Party A's consent for this Agreement will be dealt with in writing.

Article 20  Rules Within the Building, etc.

When Party A gives notification of rules within the building and precautions for its management of the building, Party B must obey these.

Article 21  Name Change, etc.

When Party B changes its name, undergoes a merger, changes its purpose of operation, or makes any other major organizational or operational change from the time this Agreement was reached, Party B must notify Party A of this immediately.

Article 22  Joint Guarantor

The joint guarantor will jointly bear the responsibility with Party B in relation to Party A for execution of all obligations borne by Party B based on this Agreement.

Article 23  Notary Document

This Agreement can be created as a notary document, and the expense for this will be split half and half by Party A and Party B.

Article 24  Court of Jurisdiction

On the chance that a legal dispute arises between Party A and Party B, the court of jurisdiction for the first trial will be the Tokyo District Court or the Tokyo Summary Court.

Article 25  Other

Issues that are not addressed in this Agreement or for which questions of interpretation arise, will be resolved by discussion in good faith by Party A and Party B according to related laws and ordinances or general practice.

As proof that this agreement was reached, two originals are being created, and Parties A and B will each keep one original copy.




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September 16, 1997

Lessor (A)

        Manrikiya Corp.
        Masaru Takahashi, President [seal]

Renting Party (B)

        Argonaut Technologies KK
        Ichibancho NN Building, 15-5 Ichibancho, Chiyoda-ku, Tokyo Hirofumi Kajihara, President [seal]

Joint Guarantor

        [blank]

Witness to the Agreement

        Minister of Construction (5) No. 3105
        1-10-8 Dogenzaka, Shibuya-ku, Tokyo (Shibuya Nomura) [seal]
        Witness: Sanko Estate Corp.
        Shibuya Office
        Office Director: Junji Chinen
        Transactions Manager: Atsushi Maruyama
        Registration Number: Tokyo No. 143688 [seal]




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                            Memo on Change of Lessor










                                Lessor: Manrikiya
                     Renting Party: Argonaut Technologies KK
                   New Lessor: MK Kojimachi Building Co., Ltd.




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                            Memo on Change of Lessor

Lessor Manrikiya Corp. (hereafter referred to as "Party A"), renting party Argonaut Technologies KK (hereafter referred to as "Party B"), and MK Kojimachi Building Co., Ltd. (hereafter referred to as "Party C") agree to a memo as noted below in addition to the lease agreement dated September 16, 1997 reached between Party A and Party B (hereafter referred to as the "Original Agreement").

Note:

Name: MK Kojimachi Building
Address: 4-2-1 Kojimachi, Tokyo
Number of floors, area: Five floors, 161,229 m2 (48.77 tsubo)

Article 1  Change of Lessor

B consents to the change of lessor from Manrikiya Corp. to MK Kojimachi Building Co., Ltd. from January 1, 2000.

Article 2  Description of Agreement

The contents of the lease agreement are the same as in the Original Agreement.

Article 3  Handling of Money

For the deposit of 9,656,460 yen deposited by Party B with Party A, a deposit receipt will be returned to Party A at the same time as the procedure to change the lessor, and new lessor C will grant a new deposit receipt to Party B.

As proof that this memo was agreed to, three originals are being created, and Parties A, B, and C will each keep one original copy.




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December 17, 1999

Lessor (A)

        4-2-1 Kojimachi, Chiyoda-ku, Tokyo
        Manrikiya Corp.
        Masaru Takahashi, President [seal]

Renting Party (B)

        MK Kojimachi Building, 5F
        4-2-1 Kojimachi, Chiyoda-ku, Tokyo  102-0083
        Argonaut Technologies KK
        Koji Yanagisawa, President [seal]

New Lessor (C)

        3-19 Hayabusacho, Chiyoda-ku, Tokyo
        MK Kojimachi Building Co., Ltd.
        Ryoji Takahashi, President [seal]




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Deposit Receipt

December 17, 1999

To: Argonaut Technologies KK

An amount of 9,656,460 yen

Note:

This is a deposit for the lease agreement for the building noted below.

4-2-1 Kojimachi, Chiyoda-ku, Tokyo
MK Kojimachi Building, 5F, 161,229 m2 (48.77 tsubo)

3-19 Hayabusacho, Chiyoda-ku, Tokyo
MK Kojimachi Building Co., Ltd.
Ryoji Takahashi, President [seal]




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